Exhibit 3.1

OFFICE OF THE SECRETARY OF STATE

AMENDED

CERTIFICATE OF INCORPORATION

WHEREAS, the Amended Certificate of Incorporation of

FOUNDATION HEALTHCARE, INC.

has been filed in the office of the Secretary of State as provided by the laws of the State of Oklahoma.

NOW THEREFORE, I, the undersigned, Secretary of State of the State of Oklahoma, by virtue of the powers vested in me by law, do hereby issue this certificate evidencing such filing.

IN TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.

Filed in the city of Oklahoma City this 2nd day of December, 2013. Secretary of State

FILED - Oklahoma Secretary of State #1912014671 12/02/2013

OKLAHOMA Secretary of State Electronic Filing

Amended Certificate of Incorporation

Document Number 23250730002 Submit Date - 12/2/2013

The undersigned Oklahoma corporation, for the purpose of amending its certificate of incorporation as provided by Section 1077 of the Oklahoma General Corporation Act, hereby certifies:

The name of the corporation is:

GRAYMARK HEALTHCARE, INC.

As amended: The name of the corporation has been changed to:

FOUNDATION HEALTHCARE, INC.

The name of the registered agent and the street address of the registered office in the State of Oklahoma is:

STANTON NELSON

14000 N. PORTLAND AVENUE, SUITE 203

OKLAHOMA CITY, OK 73134 USA

The date on which the amendment is to be effective, if it is to be effective after the filing date:

The duration of the corporation is:

Perpetual

The aggregate number of the authorized shares, itemized by class, par value of shares, shares without par value, and series, if any, within a class is:

Stock Type:	Series:
Common (Voting)
Number of Shares:	Par Value Per Share:
500000000	$0.000100

Additional amendments to the Certificate of Incorporation are:

That at a meeting of the Board of Directors, a resolution was duly adopted setting forth the foregoing proposed amendment(s) to the Certificate of Incorporation of said corporation, declaring said amendment(s) to be advisable and calling a meeting of the shareholders of said corporation for consideration thereof.

That thereafter, pursuant to said resolution of its Board of Directors, a meeting of the shareholders of said corporation was duly called and held, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment(s).

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 2nd day of December, 2013 by :

I hereby certify that the information provided on this form is true and correct to the best of my knowledge and by attaching the signature I agree and understand that the typed electronic signature shall have the same legal effect as an original signature and is being accepted as my original signature pursuant to the Oklahoma Uniform Electronic Transactions Act, Title 12A Okla. Statutes Section 15-101, et seq.

Signature:	Title:
STANTON NELSON	PRESIDENT
MARK KIDD	SECRETARY

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